UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2004

The McClatchy Company
(Exact name of registrant as specified in its charter)

Delaware	1-9824	52-2080478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Q Street, Sacramento, CA 95816 (Address of principal executive offices, including zip code) Registrant's telephone number, including area code: (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On December 14, 2004, the registrant announced that Robert Berger, the registrant's controller and principal accounting officer, will retire effective August 26, 2005.

(c)  The registrant also announced on December 14, 2004, that Larry Edgar, currently the registrant's assistant controller, will replace Mr. Berger as controller and principal accounting officer upon Mr. Berger's retirement. Mr. Edgar, 33, has served as the registrant's assistant controller since August 2000. He first joined the registrant's Finance Department in 1998 as an accounting supervisor. He left the company in April 1990 to become controller at UPS Advertising in Sacramento, California, but rejoined registrant in August 1999 as accounting manager. He was promoted to assistant controller in August 2000. Prior to joining the registrant in 1998, Mr. Edgar was a senior accountant with Gilbert Accountancy Corporation in Sacramento. Mr. Edgar holds a bachelor's degree in business administration from California State University, Sacramento, and is a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto daily authorized.
December 15, 2004		The McClatchy Company
	By:	/s/ Patrick J. Talamantes
Patrick J. Talamantes Vice President and Chief Financial Officer